UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________________

FORM 8-K

_______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2019

Medley Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

280 Park Avenue, 6th Floor East, New York, NY 10017

(Address of principal executive offices) (Zip Code)

(212) 759-0777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MDLY	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On October 22, 2019, Medley LLC (“Medley”), Medley Seed Funding I LLC (“Seed Funding I”), Medley Seed Funding II LLC (“Seed Funding II”), and Medley Seed Funding III LLC (“Seed Funding III”) received notice from DB MED Investor I LLC and DEB MED Investor II LLC (the “Investors”) that the Investors were exercising their put option rights under the Master Investment Agreement (the “Agreement”).  In accordance with their obligations under the Agreement, on October 25, 2019 and October 28, 2019, (i) Seed Funding I distributed to the Investors all of its assets (including the 7,756,938 shares of Medley Capital Corporation), and (iii) Seed Funding III distributed to the Investors all of its assets (including its preferred interest in STRF Advisors LLC). By October 31, 2019, Seed Funding II expects to distribute to the Investors all of its assets, (including approximately 82,121 shares held by Seed Investor II in Sierra Total Return Fund). These distributions of assets by Seed Funding I, Seed Funding II and Seed Funding III are not expected to have a net economic impact on MDLY or on MDLY’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

Date: October 28, 2019

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